UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 883-0083

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

Faneuil, Inc. v. 3M Company

On May 15, 2018, the Circuit Court for the City of Richmond, Virginia (the “Court”) issued its opinion in the previously disclosed litigation filed by Faneuil, Inc. (“Faneuil”), a wholly-owned subsidiary of ALJ Regional Holdings, Inc. (the “Company”), against 3M Company (“3M”), regarding a subcontract entered into between 3M and Faneuil in relation to a toll road project in Portsmouth, Virginia (the “3M Contract”). In its May 15, 2018 opinion, the Court dismissed both Faneuil’s complaint and 3M’s counterclaim with prejudice and no monetary damages were awarded to either Faneuil or 3M. With respect to Faneuil’s complaint, we have filed a Limited Motion to Reconsider with the Court. If necessary, we may seek to overturn the ruling with respect to Faneuil’s complaint through the appeals process. Litigation is inherently unpredictable, and the outcome of any such reconsideration or appeal cannot be determined with certainty.

In assessing whether the Company should reduce the outstanding assets relating to the 3M Contract on its financial statements at June 30, 2018 (the end of the Company's third fiscal quarter) as a result of the Court’s ruling, the Company considered various factors, including the legal and factual circumstances of the case, the trial record, the status of the proceedings at that time, applicable law, the views of legal counsel, and the likelihood of successful appeals. As a result of that review, the Company intends to reduce the outstanding assets relating to the 3M Contract from approximately $3.0 million to zero in its financial statements for the third quarter of its fiscal year 2018.  The Company reaffirms its guidance range for the full fiscal year ending September 30, 2018 previously issued in its earnings release for the second quarter ended March 31, 2018.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the registrant's Annual Report on Form 10-K for the year ended September 30, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. For those reasons, undue reliance should not be placed on any forward-looking statement. The registrant assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

May 21, 2018	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)